Exhibit 10.13

CONSULTING AGREEMENT

THIS CONSULTING Agreement (the "Agreement") is made and entered into on the 22nd day of August, 2017 by and between OXYS Inc., a Nevada Corporation (the "Company"), and Herelab Inc., a Delaware Corporation, (the "Consultant").

W I T N E S S E T H THEREFORE:

WHEREAS, Consultant desires to provide services to the Company under the terms and conditions herein stated; and

NOW, THEREFORE, in consideration of the mutual premises, covenants and Agreements hereinafter set forth, the parties hereby agree as follows:

1.                  Term. The Company hereby engages the Consultant, and Consultant hereby accepts engagement hereunder, for a term of month to month for one year (the "Term") commencing on August 22, 2017.

2.                  Duties. The Consultant will provide the Company with services which could include, but may not be limited to, the following list of job responsibilities and tasks:

●  HELP LEAD: Serve as Acting COO

o    Help mgmt. with daily / weekly tasks in running company

o    Help with strategic thinking on fundraising, partnerships, etc.

o    Help with presentations to investors

o    Help with negotiations with strategic partners and channel partners

o    Help with technical and marketing vision and associated presentations

●  HELP DELIVER: Provide Tactical support as Program Manager

o    Put all projects on resource loaded schedules that are tracked daily

o    Communicate and negotiate with customers regarding milestones and deliverables

o    Coordinate allocation of internal and external resources to accomplish said projects

●  HELP MAKE IT RAIN: Help with Business Development

o    Help meet our revenue target of $100K per month in either project work or consulting work

o    Attend important tradeshows and other events to represent OXYS

o    Be our official representative to IIC, Edge Computing Consortium, and other industry groups

o    Help track business development progress and sales cycle

3.                  Compensation. For Consultant's services hereunder, the Company shall pay to Consultant a monthly fee of $7,000 per month. Payment shall be made to the Consultant on the fifteenth day of each month. NOTE: the month of August 2017 will be prorated based on the fraction of working days the Consultant will work with the Company. So as the Consultant is starting on August 22, 2017, the number of working days in August that the Consultant will work is 8 (i.e., the number of working days between 8/22/2017 and 8/31/2017 inclusive of the start date) . There are a total of 23 working days in August 2017. Therefore the prorated amount that the Consultant will be paid in August 2017 is: [(8/23) * $7,000] = ($2,434.78). The August 2017 Payment thus calculated will be made immediately upon acceptance by both parties of this present Agreement. Starting in September 2017, the Consultant will receive the full $7,000 per month stipend for the Term in accordance with Provision 1 of this present Agreement.

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4.                  Expenses. During the Term, Consultant shall be entitled to receive reimbursement for all reasonable business expenses incurred by Consultant in performing services hereunder, provided that Consultant properly accounts therefore and that these additional expenses are pre-approved by the Company.

5.                  Relationship. The Consultant shall be an independent contractor and not an employee of the Corporation for the duration of this Agreement. This Agreement shall not be construed to create between the Corporation and Consultant the relationship of principal or agent, employer and employee, joint venturer or co-partners, until and unless superseded by additional or subsequent agreements.

6.                  Restrictions Respecting Confidential Information, Competing Businesses, etc.

6.1          The Consultant acknowledges and agrees that by virtue of the Consultant's involvement with the business and affairs of the Company, the Consultant will develop substantial expertise and knowledge with respect to all aspects of the business, affairs and operations of the Company and will have access to significant aspects of the business and operations of the Company and to Confidential and Proprietary Information (as such term is hereinafter defined). The Consultant acknowledges and agrees that the Company will be damaged if the Consultant were to breach any of the provisions of this Section 6 or if the Consultant were to disclose or make unauthorized use of any Confidential and Proprietary Information. Accordingly, the Consultant expressly acknowledges and agrees that the Consultant is voluntarily entering into this Agreement and that the terms, provisions and conditions of this Section 6 are fair and reasonable and necessary to adequately protect the Company and its interests and those of its shareholders.

6.2          For purposes of this Agreement, the term "Confidential and Proprietary Information" shall mean any and all (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets, financial condition, plans and/or prospects of the Company or its trade secrets, including, without limitation business improvements, processes, marketing and selling strategies; strategic business plans (whether pursued or not); budgets; unpublished financial statements; licenses; pricing, pricing strategy and cost data; information regarding the skills and compensation of Employees; the identities and contact information of clients and potential clients; intellectual property rights and strategies regarding intellectual property including any work on any patents, trademarks or tradenames; the terms of contractual concepts with clients and other third parties, pricing, timing, sales terms, methods, practices, strategies, forecasts; and (ii) any other information, documentation or material not in the public domain by virtue of any action by or on the part of the Consultant, the knowledge of which gives or may give the Company a competitive advantage over any entity not possessing such information. For purposes hereof, the term Confidential and Proprietary Information shall not include any information or material that (i) is or becomes known to the general public other than due to a breach of this Agreement by the Consultant, or (ii) is or was disclosed to the Consultant by a person or entity who the Consultant did not reasonably believe was bound to a confidentiality or similar agreement with the Company, or (iii) is currently known to the Consultant other than by reason of disclosure to it by the Company.

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6.3          The Consultant hereby covenants and agrees that, while the Consultant is engaged by the Company and thereafter, unless otherwise authorized by the Company’s Board of Directors in writing, the Consultant shall not, directly or indirectly, under any circumstance: (i) disclose to any other person or entity any Confidential and Proprietary Information (other than in the regular course of the Consultant's duties to the Company for the benefit of the Company), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information other than for the sole and exclusive benefit of the Company; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following the termination of the Consultant’s engagement hereunder, the Consultant shall return all documents, records and other items containing any Confidential and Proprietary Information to the Company (regardless of the medium in which maintained or stored), without retaining any copies, notes or excerpts thereof, or at the request of the Company, shall destroy such documents, records and items (any such destruction to be certified by the Consultant to the Company in writing). Following the termination of the Consultant’s engagement hereunder, the Consultant shall return to the Company any property or assets of the Company in the Consultant's possession.

7.                 Indemnification. The Company shall indemnify, hold harmless and defend Consultant from and against any and all claims, causes of action, damages, penalties and costs which may result from their respective affiliation with or services provided to or on behalf of the Company.

8.                 General Provisions.

8.1          Notices. All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the address as included in the Company's records or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the manner aforesaid to the other party hereto.

8.2          Benefit of Agreement and Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns; provided, however, that Consultant may not assign any of its rights or duties hereunder except upon the prior written consent of the Board of Directors of the Company.

8.3          Applicable Law. This Agreement is made in and is to be governed by and construed under the laws of the State of Nevada.

8.4          Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

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8.5          Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

8.6          Entire Agreement. This Agreement contains the entire Agreement of the parties, and supersedes any and all other Agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or Agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodies herein, and that no other Agreement, statement or promise not contained in this Agreement shall be valid or binding.

8.7          Amendments. This Agreement may be modified or amended only by an Agreement in writing signed by the Company and Consultant.

8.8          Waiver. No waiver of any provision hereof shall be valid unless made in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

8.9          Attorneys' Fees. Should any party hereto institute any action or proceeding at law or in equity, or in connection with any arbitration, to enforce any provision of this Agreement, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision hereof, each party shall be responsible for the payment of its own respective legal fees and costs in such action or proceeding.

8.10          Representations and Warranties. Each party hereto represents and warrants that it or he has the power and authority to execute and deliver this Agreement and to perform its or his obligations hereunder.

8.11          Compliance with Laws and Policies. Consultant agrees that it will at all times comply strictly with all applicable laws and all current and future policies of the Company.

8.12          Arbitration. Any dispute or controversy arising under or in connection with this Agreement, other than matters pertaining to injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and permanent injunctions, shall, upon the written demand of either party served upon the other party, be submitted to arbitration.

IN WITNESS WHEREOF, this Agreement is executed on the day and year first above written.

OXYS, Inc.		HERELAB, Inc.

By:	/s/ Giro DiBiase	By:	/s/ Patrick Phillips
	Giro DiBiase, CEO		Patrick Phillips, CEO

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